EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact: Jerold R. Kassner
May 11, 2010	Swank, Inc.
Taunton, MA 02708
(508) 822-2527

SWANK, INC. REPORTS OPERATING RESULTS AND INCREASED NET SALES
FOR THE QUARTER ENDED MARCH 31, 2010

NEW YORK, NEW YORK May 11, 2010 -- John Tulin, Chairman of the Board and Chief Executive Officer of SWANK, INC. (OTC: SNKI), today reported operating results and increased net sales for the Company's first quarter ended March 31, 2010.

First Quarter Results

Our net sales for the quarter ended March 31, 2010 increased 7.0% to $25,655,000 compared to $23,971,000 for the corresponding period last year. Our net loss for the quarter was $457,000 or $.08 per diluted share compared to a net loss of $279,000 or $.05 per diluted share last year.  The results for the current quarter include a non-recurring pretax charge of $1,492,000 in connection with the termination of our relationship with Style 365, LLC (“Style 365”), a marketer of women’s fashion belts and accessories (see below).  Exclusive of that charge, the results for the quarter improved over last year as our loss before taxes decreased to $147,000 compared to a loss before taxes of $462,000 for the same period in 2009. The after-tax results for the current quarter also include an income tax benefit of $538,000 associated with the results of a recently completed state income tax audit.

 As noted above, our net sales for the quarter ended March 31, 2010 increased 7.0% to $25,655,000 compared to $23,971,000 for the corresponding period last year.  The increase was mainly due to higher net sales of our men’s jewelry merchandise and belts offset in part by a decrease in small leather goods and increases in cooperative advertising and in-store markdown allowances. The increase in jewelry net sales is primarily due to higher gross shipments of certain branded merchandise while the increase in belts was mainly associated with higher shipping volumes to certain department store and labels for less customers. The increase in advertising and markdown allowances is associated with promotional activity in anticipation of certain new merchandise collections scheduled to be launched during the spring 2010 selling season.

Gross profit for the quarter was $6,773,000 reflecting a decrease of $720,000 or 9.6% compared to last year’s $7,493,000. Gross profit expressed as a percentage of net sales decreased to 26.4% from 31.3% last year. Included in gross profit for the current quarter is the pretax charge of $1,492,000 associated with the termination of the Company’s relationship with Style 365. This charge reflects management’s current estimate of the costs associated with the termination but could change in future quarters depending on the proceeds realized, if any, upon the liquidation of certain inventory. We are licensed to manufacture, distribute and sell women’s fashion accessories under certain of our license agreements, and continue to manufacture and sell women’s fashion accessories directly to certain of our licensors. Exclusive of this charge, gross profit for the quarter increased $772,000 or 10.3% compared to last year. Gross profit as a percentage of net sales was 26.4% for the quarter but, exclusive of the Style 365 charge, improved to 32.2% compared to 31.3% last year. The increase in gross profit as a percentage of net sales (exclusive of the Style 365 charge) was due mainly to higher net sales, a favorable sales mix reflecting increased jewelry net sales and an improvement in jewelry and personal leather goods margins.

Selling and administrative expenses during the quarter increased $514,000 or 6.6% to $8,350,000 or 32.5% of net sales at March 31, 2010 from $7,836,000 or 32.7% of net sales at March 31, 2009.

Selling expenses during the current quarter increased $489,000 or 8.3% to $6,376,000 compared to $5,887,000 for the quarter ended March 31, 2009, and, expressed as a percentage of net sales, were 24.9% this year compared to 24.6% last year.  The increase was due mainly to increases in a number of variable sales-related expenses including warehouse and distribution, sales compensation, and trade show costs as well as costs associated with the Company’s former Style 365 women’s

SWANK, INC., MAY 11, 2010, PAGE 2

accessories division. As previously described, the Company terminated its relationship with Style 365 during the quarter.

Administrative expenses increased $25,000 or 1.3% during the quarter ended March 31, 2010 to $1,974,000 compared to $1,949,000 last year.  Administrative expenses as a percentage of net sales were 7.7% and 8.1% for the quarters ended March 31, 2010 and 2009, respectively.  An increase in insurance and compensation costs during the quarter was largely offset by a decrease in bad debt expense.

Commenting on the results for the quarter, John Tulin, Chairman of the Board and Chief Executive Officer, said  "Our operating results, exclusive of the one-time charge of $1,492,000 associated with Style 365, improved during the quarter as our net sales increased 7.0% and our pretax loss narrowed to $147,000 before the Style 365 charge compared to $462,000 last year. Our margins also improved over last year, before the charge, reflecting a better sales mix featuring a relatively strong quarter for our men’s jewelry and belts. While consumer sentiment is still guarded, our merchandise collections and attractive stable of brands continue to be very well-accepted by shoppers across a variety of retail channels.”

Mr. Tulin continued, “We have been very busy this spring focusing on a number of exciting new business prospects as well as expansions of certain existing merchandise programs for this year and beyond. Our strong balance sheet will give us the flexibility to aggressively pursue these opportunities as retailers begin replenishing inventories following last year’s downturn.”

Forward-Looking Statements

Certain of the preceding paragraphs contain forward-looking statements, which are based upon current expectations and involve certain risks and uncertainties. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, readers should note that these statements may be impacted by, and the Company's actual performance and results may vary as a result of, a number of factors including general economic and business conditions, continuing sales patterns, pricing, competition, consumer preferences, and other factors.

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Swank designs and markets men's jewelry, belts and personal leather goods.  The Company distributes its products to retail outlets throughout the United States and in numerous foreign countries. These products, which are known throughout the world, are distributed under the names "Kenneth Cole", "Tommy Hilfiger", “Nautica”, "Geoffrey Beene", "Claiborne", "Guess?", “Tumi”, “Chaps”, “Donald Trump”, "Pierre Cardin", “US Polo Association”, and "Swank".  Swank also distributes men's jewelry and leather items to retailers under private labels.

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SWANK, INC., MAY 11, 2010, PAGE 3

SWANK, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE QUARTERS ENDED MARCH 31, 2010 AND 2009
(Dollars in thousands except share and per share data)
---------------------------------

	2010	2009

Net sales	$ 25,655	$ 23,971

Cost of goods sold	17,390	16,478

Costs associated with termination of Style 365 agreement	1,492	-

Total cost of goods sold	18,882	16,478

Gross profit	6,773	7,493

Selling and administrative expenses	8,350	7,836

(Loss) from operations	(1,577)	(343)

Interest expense	62	119

(Loss) from operations before income taxes	(1,639)	(462)

(Benefit) for income taxes	(1,182)	(183)

Net (loss)	$ (457)	$ (279)

Share and per share information:
Basic and fully diluted net (loss) per weighted average common share outstanding	$ (.08)	$ (.05)
Basic and fully diluted weighted average common share outstanding	5,669,735	5,659,517

SWANK, INC., MAY 11, 2010, PAGE 4

 SWANK, INC.
CONDENSED BALANCE SHEETS
(Dollars in thousands except share data)

	(Unaudited) March 31, 2010		December 31, 2009
ASSETS
Current:
Cash and cash equivalents		$ 143		$ 571
Accounts receivable, less allowances
of $4,372 and $6,137 respectively		18,324		16,324
Inventories, net:
Work in process	848		872
Finished goods	21,164		22,872
		22,012		23,744
Deferred taxes, current		2,132		2,132
Prepaid and other current assets		2,830		1,293

Total current assets		45,441		44,064

Property, plant and equipment, net of
accumulated depreciation		910		888
Deferred taxes, noncurrent		2,252		2,252
Other assets		3,457		3,479

Total assets		$52,060		$50,683

LIABILITIES
Current:
Note payable to bank		$ 7,890		$ -
Current portion of long-term obligations		462		497
Accounts payable		5,100		9,456
Accrued employee compensation		717		2,016
Accrued royalties		811		1,132
Other current liabilities		1,314		1,566

Total current liabilities		16,294		14,667

Long-term obligations		6,546		6,432

Total liabilities		22,840		21,099

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00:
Authorized - 300,000 shares		-		-
Common stock, par value $.10:
Authorized - 43,000,000 shares:
Issued -- 6,429,095 shares and 6,418,789 shares, respectively		643		642
Capital in excess of par value		2,414		2,322
Retained earnings		28,799		29,256
Accumulated other comprehensive (loss), net of tax		(493)		(493)
Treasury stock, at cost, 752,489 shares		(2,143)		(2,143)

Total stockholders' equity		29,220		29,584

Total liabilities and stockholders' equity		$52,060		$50,683